Exhibit 10.47

AGREEMENT TO TERMINATE EMPLOYMENT AGREEMENT

THIS AGREEMENT TO TERMINATE EMPLOYMENT AGREEMENT (this “Agreement”) is hereby entered into by and between National Bank of Commerce, a national banking association (the “Bank”), National Commerce Corporation, a Delaware corporation (the “NCC”), and M. Davis Goodson, Jr. (the “Executive”) this 23rd day of November, 2018 (the “Agreement Date”).

WHEREAS, on December 21, 2017, the Bank entered into an Employment Agreement with the Executive (the “Employment Agreement”); and

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of November 23, 2018 (the “Merger Agreement”) by and between CenterState Bank Corporation, a Florida corporation (“CenterState”) and NCC, NCC will merge with and into CenterState (the “Merger”), and thereafter the Bank will merge with and into CenterState Bank, N.A., a national banking association and wholly-owned subsidiary of CenterState (the “Surviving Bank”); and

WHEREAS, the parties have determined that it is advisable and in the best interests of the Executive, NCC, the Bank, CenterState and the Surviving Bank to terminate and liquidate the Employment Agreement, effective as of Effective Date of the Merger (the “Effective Date”) and immediately prior to the Effective Time (as defined under the Merger Agreement) (the “Effective Time”).

NOW THEREFORE, in consideration of $500.00 paid by the Bank to the Executive, the receipt, adequacy and sufficiency of which is hereby acknowledged by the Executive (and the Executive further acknowledges that such amount constitutes an amount and consideration which is in addition to and beyond that to which the Executive may already be entitled), the parties to this Agreement do hereby agree as follows:

1.	Termination of Employment Agreement.

(a)     Effective as of the Effective Date and immediately prior to the Effective Time, the Employment Agreement is hereby terminated and shall be of no further force or effect whatsoever; provided, however, that, and notwithstanding anything in this Agreement to the contrary, such termination shall be contingent on the closing of the Merger.

(b)     If the Executive has not exercised his right of revocation under Section 2(h) of this Agreement during the Revocation Period (as defined below), the Bank shall pay to the Executive, as consideration for past services, the sum of $1,099,263 (the “Termination Payment”) immediately prior to the Effective Time, less required tax withholdings and any other amounts required to be withheld.

2.	Executive’s Acknowledgement, General Release of Claims, and Covenant Not To Sue.

(a)   Acknowledgement Regarding Employment Agreement. Executive expressly acknowledges that any right of Executive arising under the Employment Agreement shall be and is hereby extinguished and cancelled, and he shall not be eligible to receive from NCC or the Bank any further amount, benefit or payment in consideration of the termination of the Employment Agreement.

(b)   General Release of Claims. In consideration of the payments made or to be made to him by NCC and/or the Bank and the promises contained in this Agreement, Executive, on behalf of himself and his agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES NCC and the Bank, and their respective successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION AND OTHER OBLIGATIONS which he may by law release, whether known or unknown, foreseeable or unforeseeable, fixed or contingent, that he has or may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement, and through the Effective Time to the extent permitted by applicable law. This release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Employer’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Executive specifically acknowledges and agrees that he is releasing any and all claims and rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act (only with respect to claims arising thereunder which Executive has or may have against any Releasee as of the date of execution of this Agreement), the Older Workers Benefit Protection Act (only with respect to claims arising thereunder which Executive has or may have against any Releasee as of the date of execution of this Agreement), Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those (if any) that cannot be released by law, provided, however, that Executive is not releasing (i) any claims to Executive’s right to receive the payment set forth under Section 1(b) hereof, (ii) any of Executive’s rights as a shareholder of NCC or any of its affiliates and any applicable right to receive payment under the Merger Agreement as a shareholder of NCC, (iii) Executive’s rights to the vested benefits he or she may have under any NCC Benefit Plan (as defined in the Merger Agreement), or (iv) any rights for indemnification or contribution under the certificate of incorporation, by-laws or equivalent governing documents of NCC or its any of affiliates, the law of the State of Delaware, any indemnification agreement between Executive and NCC or any of its affiliates or any rights to insurance coverage under any directors’ and officers’ liability insurance or fiduciary insurance policy.

(c)    Covenant Not to Sue. Except as expressly set forth in Paragraph 2(f) below, Executive further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

(d)    Acknowledgement Regarding Payments and Benefits. Executive acknowledges and agrees that he has received all wages and benefits to which he is entitled as a result of his employment with NCC and the Bank through the date of execution of this Agreement. Other than the payments set forth in this Agreement and valid claims under any such NCC Benefit Plan, the parties agree that neither the Bank nor NCC owes any additional amounts to Executive for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason as a result of his employment with NCC and the Bank through the date of execution of this Agreement.

(e)    Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Executive might have against one or more of NCC, the Bank, and any or all of the Releasees arising out of their employment relationship or relating to any other matter through the date of execution of this Agreement, except those (if any) that cannot be released by law. By signing this Agreement, Executive acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about or cannot foresee, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown or unforeseeable claims. Executive represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Agreement. This Agreement shall not in any way be construed as an admission by NCC, the Bank, or any of the Releasees of wrongdoing or liability or that Executive has any claims or rights against NCC, the Bank, or any of the Releasees.

(f)    Protected Rights.  Executive understands that nothing contained in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Executive, on his behalf, or by any other individual.  However, based on Executive’s release of claims set forth in this Agreement, Executive understands that he is releasing all claims that he may have, as well as, to the extent permitted by applicable law, his right to recover monetary damages or obtain other relief that is personal to Executive in connection with any claim he is releasing under this Agreement.

(g)   Additional Acknowledgments. NCC and the Bank hereby advise Executive to consult with an attorney prior to executing this Agreement, and Executive acknowledges and agrees that NCC and the Bank have advised, and hereby do advise, him of his opportunity to consult an attorney or other advisor and have not in any way discouraged him from doing so. Executive expressly acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing it (and if this Agreement is being signed prior to the expiration of such twenty-one (21) day, the Executive’s decision to do so is knowing and voluntary and is not induced by the Bank or any other person or entity through fraud, misrepresentation, threat to withdraw or alter the offer constituted by this Agreement prior to the expiration of such period, or by providing different terms to the Executive to sign this Agreement prior to the expiration of such time period), that he has read this Agreement carefully, and that he has had sufficient time and opportunity to consult with an attorney or other advisor of his choosing concerning the execution of this Agreement. Executive acknowledges and agrees that he fully understands that the Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Executive acknowledges and agrees that he is signing this Agreement voluntarily, with the full intent of releasing NCC, the Bank, and the Releasees from all claims covered by this Agreement, subject to Section (h).

(h)   Revocation. The parties agree Executive may revoke only Sections 2(b), 2(c) and 2(e) (except for the last sentence thereof) of this Agreement (collectively, the “Applicable Sections”) at will within seven (7) days after the Agreement Date by giving written notice of revocation to the Bank (the “Revocation Period”). Such notice must be delivered to the Director of Human Resources, and must actually be received by her at or before the above-referenced seven-day deadline. The Applicable Sections may not be revoked after the expiration of the seven-day deadline. In the event that Executive revokes the Applicable Sections within the revocation period described in this Section 2(h), the Applicable Sections shall not be effective or enforceable, and all rights and obligations under the Applicable Sections shall be void and of no effect.

3.	Miscellaneous.

(a)      This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law principles.

(b)     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c)      Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(d)     The parties understand and agree that because each of them has been given the opportunity to have counsel review and revise this Agreement, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against any of the parties.

(e)     This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of the parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original but all counterparts together shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other electronic transmission of any signature shall be deemed an original and shall bind such party.

(f)      This Agreement shall be effective as of immediately prior to the Effective Time. In the event the transactions contemplated under the Merger Agreement shall not be consummated as contemplated therein, this Agreement shall be void and of no effect.

(Signatures on next page)

In witness whereof, the parties, intending to be legally bound, have executed this Agreement as of the date first above-written.

National Bank of Commerce

By:	/s/ William E. Matthews, V
William E. Matthews, V
Chairman and Chief Executive Officer

National Commerce Corporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Chairman and Chief Executive Officer

EXECUTIVE

/s/ Michael D. Goodson, Jr.
Michael D. Goodson, Jr.